Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, May 10, 2022 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2022 FIRST QUARTER RESULTS
•Total revenues increase 47.4% year-over-year from Q1 '21

•Software Annual Recurring Revenues (ARR)(1) grew to $94.4 million - a 172% increase from $34.6 million reported in Q1 '21

New Hartford, NY- May 10, 2022 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the first quarter ended March 31, 2022.

Summary of Fiscal 2022 First Quarter
•Revenues were reported at $80.3 million for the first quarter of 2022, a 47.4% increase compared to $54.5 million for the same period in 2021. Punchh contributed $11.2 million of revenue for the first quarter of 2022.
•Net loss for the first quarter of 2022 was $15.7 million, or $0.58 net loss per share, compared to a net loss of $8.3 million, or $0.38 net loss per share reported for the same period in 2021.
•EBITDA for the first quarter of 2022 was a loss of $6.8 million compared a loss of $3.3 million for the same period in 2021.
•Adjusted EBITDA for the first quarter of 2022 was a loss of $2.9 million compared to Adjusted EBITDA loss of $4.9 million for the same period in 2021.
•Adjusted net loss for the first quarter of 2022 was $7.1 million, or $0.26 adjusted diluted net loss per share, compared to an adjusted net loss of $7.6 million, or $0.34 adjusted diluted net loss per share, for the same period in 2021.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below

PAR Technology CEO, Savneet Singh commented, “PAR delivered a strong operating performance to begin 2022, delivering revenue growth of 47.4% and strong ARR growth in the quarter. ARR at end of Q1 2022 was $94.4 million, a 172% increase from the $34.6 million ARR reported in the first quarter last year. Punchh delivered year-over-year ARR growth of 39% in the quarter and Brink POS reported ARR growth of 35% from Q1 2021. Our product revenue in the quarter grew by 35% from Q1 last year, once again demonstrating strong demand from our enterprise restaurant customers for our unified commerce offerings. Our focus on efficiency has allowed the Company to improve our adjusted EBITDA by 42% from one year ago.”

Mr. Singh continued, “We are at an exciting time in our industry, as restaurants large and small transform and modernize to become software-driven, digital enterprises. Our Q1 results reflect the power of our platform and integrating Punchh with Brink and Data Central and we closed several large brands who chose multiple PAR solutions in the quarter. These recent customer wins demonstrate the accelerating demand for Unified Commerce where restaurants require simpler solutions, fewer integrations and more natively unified solutions."

Highlights of Brink POS - First Quarter 2022:

•Brink POS ARR at end of Q1 '22 totaled $35.5 million
•New store Activations in Q1 '22 totaled 1,244 sites

•Brink POS Bookings in Q1 '22 totaled 1,090 sites
•Brink POS open orders (backlog) totaled 1,621 sites at end of Q1 '22
•Active Sites for Brink POS as of March 31, 2022 totaled 16,945 restaurants

Highlights of Punchh - First Quarter 2022:
•Punchh ARR at end of Q1 '22 totaled $50.2 million
•New store Activations in Q1 '22 totaled 1,509 sites
•Active Sites for Punchh as of March 31, 2022 totaled 58,801 restaurants

Total Contracted ARR at end of Q1 '22 totaled more than $116 million
Conference Call.
There will be a conference call at 4:30 p.m. (Eastern) on May 10, 2022, during which the Company’s management will discuss the financial results for the first quarter ended March 31, 2022. To participate in the call, please call 844-419-5412, approximately 10 minutes in advance. No passcode is required to participate in the live call or to listen to the replay version. Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at https://www.partech.com/investor-relations/. Alternatively, listeners may access an archived version of the conference call and presentation after 7:30 p.m. on May 10, 2022 through May 17, 2022 by dialing 855-859-2056 and using conference ID 8688754.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 restaurants in more than 110 countries use PAR’s restaurant software, hardware and services. With the acquisition of Punchh Inc., a leading SaaS-based customer engagement and loyalty solutions provider, PAR has become a unified commerce cloud platform for enterprise restaurants. To learn more, visit www.partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain operating data and non-GAAP financial measures in the evaluation and management of our business; certain key operating data and non-GAAP financial measures have been provided as we believe these to be useful in facilitating period-to-period comparisons of our business performance. Operating data and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Operating data and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “About Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this presentation is as of March 31, 2022.

As used in this press release:

Annualized Recurring Revenue or "ARR” is the annualized revenue from SaaS and related revenue of our software products. We calculate ARR by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. ARR also includes recurring payment processing services revenue, net of expenses.

“Active Sites” represent locations active on PAR’s SaaS software as of the last day of the respective fiscal period.

“Activations” are calculated as of the end of each month based on the number of SaaS customers that have initiated use of our software products/platforms. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation take place.

“Booking” is a customer purchase order for SaaS; upon PAR's acceptance, the customer is obligated to purchase the SaaS and pay PAR for the services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

“Contracted ARR”, or “CARR” is ARR that includes signed/booked sites that have yet to be activated.

Trademarks.

“PARTM,” “Brink POS®,” “Punchh®,” “Data Central®,” “Restaurant Magic®,” “PAR PhaseTM,” “PixelPoint®” and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release on our business, financial condition, and results of operations. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include the COVID-19 pandemic and the actions taken by governmental authorities, businesses and individuals in response, macroeconomic trends and geopolitical events (including the effects of the Russia-Ukraine conflict), the competitive marketplace for talent and its impact on employee recruitment and retention, component shortages and/or manufacturing disruptions and logistics challenges, and the other factors discussed in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share amounts)

Assets	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$163,207	$188,419
Accounts receivable – net	54,571	49,978
Inventories	40,930	35,078
Other current assets	11,379	9,532
Total current assets	270,087	283,007
Property, plant and equipment – net	13,429	13,709
Goodwill	457,433	457,306
Intangible assets – net	114,579	118,763
Lease right-of-use assets	3,935	4,348
Other assets	12,233	11,016
Total assets	$871,696	$888,149
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$533	$705
Accounts payable	22,623	20,845
Accrued salaries and benefits	12,718	17,265
Accrued expenses	3,943	5,042
Lease liabilities – current portion	2,153	2,266
Customer deposits and deferred service revenue	16,367	14,394
Total current liabilities	58,337	60,517
Lease liabilities – net of current portion	2,116	2,440
Long-term debt	387,681	305,845
Deferred service revenue – noncurrent	6,463	7,597
Other long-term liabilities	5,629	7,405
Total liabilities	460,226	383,804
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.02 par value, 58,000,000 shares authorized, 28,278,562 and 28,094,333 shares issued, 27,052,454 and 26,924,397 outstanding at March 31, 2022 and December 31, 2021, respectively	565	562
Additional paid in capital	578,628	640,937
Accumulated deficit	(151,535)	(122,505)
Accumulated other comprehensive loss	(3,192)	(3,704)
Treasury stock, at cost, 1,226,108 shares and 1,181,449 shares at March 31, 2022 and December 31, 2021, respectively	(12,996)	(10,945)
Total shareholders’ equity	411,470	504,345
Total Liabilities and Shareholders’ Equity	$871,696	$888,149

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2022 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,

	2022	2021
Revenues, net:
Product	$25,073	$18,556
Service	33,773	18,028
Contract	21,439	17,883
Total revenues, net	80,285	54,467
Costs of sales:
Product	19,997	14,885
Service	19,796	12,695
Contract	19,879	16,687
Total cost of sales	59,672	44,267
Gross margin	20,613	10,200
Operating expenses:
Selling, general and administrative	22,368	14,537
Research and development	10,841	5,809
Amortization of identifiable intangible assets	213	275
Gain on insurance proceeds	—	(4,400)
Total operating expenses	33,422	16,221
Operating loss	(12,809)	(6,021)
Other expense, net	(368)	(51)
Interest expense, net	(2,463)	(2,160)
Loss on extinguishment of debt	—	—
Loss before provision for income taxes	(15,640)	(8,232)
Provision for income taxes	(10)	(39)
Net loss	$(15,650)	$(8,271)
Net loss per share (basic and diluted)	$(0.58)	$(0.38)
Weighted average shares outstanding (basic and diluted)	26,970	21,929
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth certain unaudited supplemental financial data for the five trailing quarters indicated (in thousands):

Segment Revenue by Product Line:

	2022	2021
	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$24,653	$31,207	$29,669	$23,355	$17,835
Software	19,347	17,710	17,168	15,100	7,876
Services	14,846	13,905	12,984	12,669	10,873
Total Restaurant/Retail	$58,846	$62,822	$59,821	$51,124	$36,584

Government
Intelligence, Surveillance, and Reconnaissance	$12,290	$9,861	$9,619	$9,284	$9,547
Mission Systems	8,915	8,482	8,237	8,338	8,131
Product Services	234	434	183	204	205
Total Government	$21,439	$18,777	$18,039	$17,826	$17,883

Total Revenue	$80,285	$81,599	$77,860	$68,950	$54,467

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, non-GAAP adjusted financial measures, as set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s unaudited interim condensed consolidated financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA and adjusted net loss, net of tax, represent EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition and integration expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of the Company’s financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results and those of other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

However, EBITDA, adjusted EBITDA and adjusted net loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition and divestiture related expenditures, expense related to the Company's efforts to resolve a regulatory matter, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its costs of sales, operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended March 31,
	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(15,650)	$(8,271)
Provision for income taxes	10	39
Interest expense	2,463	2,160
Depreciation and amortization	6,384	2,810
EBITDA	$(6,793)	$(3,262)
Stock-based compensation expense (1)	3,537	1,320
Regulatory matter (2)	—	275
Pending Litigation expense (3)	—	475
Acquisition and integration costs (4)	—	686
Gain on insurance proceeds (5)	—	(4,400)
Other expense – net (6)	368	51
Adjusted EBITDA	$(2,888)	$(4,855)

1	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $3.5 million and $1.3 million for the three months ended March 31, 2022 and 2021, respectively.
2	Adjustment reflects the expenses related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.3 million for the three months ended March 31, 2021.
3	Adjustment reflects the expenses accrued for a legal matter of $0.5 million for the three months ended March 31, 2021.
4	Adjustment reflects the expenses incurred in the acquisition and integration of Punchh of $0.7 million for the three months ended March 31, 2021.
5	Adjustment represents the gain on insurance proceeds stemming from a legacy claim of $4.4 million for the three months ended March 31, 2021.
6	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Three Months Ended March 31,
	2022		2021
Reconciliation of Adjusted Net Loss/Adjusted Diluted Loss per Share:
Net loss/diluted loss per share	$(15,650)	$(0.58)	$(8,271)	$(0.38)
Non-cash interest expense (1)	486	0.02	1,174	0.06
Acquired intangible assets amortization (2)	4,114	0.15	1,139	0.05
Stock-based compensation expense (3)	3,537	0.13	1,320	0.06
Regulatory matter (4)	—	—	275	0.01
Litigation expense (5)	—	—	475	0.02
Acquisition and integration costs (6)	—	—	686	0.03
Gain on insurance proceeds (7)	—	—	(4,400)	(0.20)
Other expense – net (8)	368	0.01	51	0.01
Adjusted net loss/adjusted diluted loss per share	$(7,145)	$(0.26)	$(7,551)	$(0.34)

Adjusted weighted average common shares outstanding	26,970		21,929

1
Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 4.500% Convertible Senior Notes due 2024, 2.875% Convertible Senior Notes due 2026 and 1.500% Convertible Senior Notes due 2027 of $0.5 million and $1.2 million for the three months ended March 31, 2022 and 2021, respectively.

2	Adjustment amortization expense of acquired developed technology within gross margin of $3.7 million and $0.9 million for the three months ended March 31, 2022 and 2021, respectively; and amortization expense of acquired intangible assets of $0.5 million and $0.3 million for the three months ended March 31, 2022 and 2021, respectively.
3	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $3.5 million and $1.3 million for the three months ended March 31, 2022 and 2021, respectively.
4	Adjustment reflects the expenses related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.3 million for the three months ended March 31, 2021.
5	Adjustment reflects the expenses accrued for a legal matter of $0.5 million for the three months ended March 31, 2021.
6	Adjustment reflects the expenses incurred in the acquisition and integration of Punchh of $0.7 million for the three months ended March 31, 2021.
7	Adjustment represents the gain on insurance proceeds stemming from a legacy claim of $4.4 million for the three months ended March 31, 2021.
8	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.